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                                                                   EXHIBIT 10.33

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of October 31, 2000,
                                      ---------
is by and among RFI Group, Inc., a Delaware corporation (the "Company"), Pacer
                                                              -------
International, Inc., a Tennessee corporation ("Pacer"), and Alan E. Baer (the
                                               -----
"Employee").
 --------

                                   PREAMBLE

     On the date hereof, Pacer is acquiring all of the outstanding capital stock of the Company pursuant to the Stock Purchase Agreement dated as of October 31, 2000 (the "Purchase Agreement"), by and among Pacer, the Employee, the other
           ------------------
stockholders of the Company, and certain other individuals and entities (the "Acquisition"). In order to induce Pacer to consummate the Acquisition, the
 -----------
Employee has agreed to enter into this Agreement to assure to the Company the benefits of the continued experience and services of the Employee, all on the terms and subject to the conditions contained in this Agreement.

     ACCORDINGLY, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, Pacer and the Employee, the Company, Pacer and the Employee hereby agree as follows:

     Section 1.     Duties.  On the terms and subject to the conditions
                    ------
contained in this Agreement, the Employee will be employed by the Company as its Chief Operating Officer and Vice President. The Employee shall perform such duties and services on behalf of the Company and its subsidiaries and other affiliates consistent with such position as reasonably may be assigned to the Employee from time to time by the Company's Board of Directors (the "Board"),
                                                                     -----
the Chairman of the Board or the Company's President. Anything contained in this Section 1 or elsewhere in this Agreement to the contrary notwithstanding, the Employee acknowledges and agrees that the Employee's position and/or title with the Company is subject to change in the event that the Company is merged with or into or otherwise consolidated or combined with or into Pacer or any of its subsidiaries or other affiliates.

     Section 2.     Term.  Unless sooner terminated in accordance with the
                    ----
applicable provisions of this Agreement, the Employee's employment hereunder shall be for the period (the "Employment Period") commencing on the date hereof
                              -----------------
(the "Commencement Date") and ending on the third anniversary of the date hereof
      -----------------
(the "Scheduled Expiration Date").
      -------------------------

     Section 3.     Time to be Devoted to Employment.  During the Employment
                    --------------------------------
Period, the Employee shall devote all of the Employee's working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company and its subsidiaries and other affiliates. The Employee shall not engage in any other business or activity that, in the reasonable judgment of the Board, would conflict or interfere with the performance of the Employee's duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that nothing contained in this
                           --------  -------
Section 3 shall be construed as prohibiting the Employee from serving on the Port Washington School Board or from engaging in other charitable, community service or civic activities, so long as such

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activities do not, in the reasonable judgment of the Board, conflict or interfere with the Employee's performance of his duties and obligations under this Agreement.

     Section 4.     Base Salary; Bonus; Benefits.
                    ----------------------------

          (a) During the Employment Period, the Company (or any of its subsidiaries or other affiliates, including Pacer, if applicable), shall pay the Employee a minimum annual base salary (the "Base Salary") of $250,000, payable
                                            -----------
in such installments (but not less often than monthly) as is generally the policy of Pacer and its subsidiaries from time to time with respect to the payment of regular compensation to their respective executive officers. During the Employment Period, the Employee will be entitled to (i) no less than four
(4) weeks vacation per year occurring during the Employment Period, taken in accordance with the Company's policy in effect from time to time, and (ii) such other benefits as may be made available from time to time to other executive officers of Pacer and its subsidiaries generally, including, without limitation, participation in such health, life and disability insurance programs, stock option plans, and retirement or savings plans, if any, as Pacer and its subsidiaries may from time to time maintain in effect, subject to Pacer's and its subsidiaries' rights from time to time to amend, modify, change or terminate in any respect any of their respective employee benefit plans, policies, programs or benefits.

          (b) In addition to the Base Salary and benefits set forth in Section 4(a), during the Employment Period, the Employee will be entitled to receive a cash incentive bonus (the "Performance Bonus"), if any, of up to thirty percent
                           -----------------
(30%) of the Employee's Base Salary with respect to each calendar year occurring during the Employment Period, such bonus to be paid by the Company (or any of its subsidiaries or other affiliates, including Pacer, if applicable), in a lump sum following the end of the calendar year with respect to which such bonus is payable (such payment to be made at or within the same time or times that performance bonuses are paid to the other executive officers of Pacer and its subsidiaries). The Performance Bonus, if any, payable with respect to any calendar year shall be determined reasonably by the Board based (i) fifty percent (50%) on Pacer's operating income and/or other results of operations for such calendar year, provided that such income and/or other results are favorable
                    --------
when compared to Pacer's budget (as approved by Pacer's Board of Directors) for such calendar year, and (ii) fifty percent (50%) on the Company's operating income and/or other results of operations for such calendar year, provided that
                                                                  --------
such income and/or results are favorable when compared to the Company's budget (as approved by the Board) for such calendar year. Anything contained in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated for any reason, other than a termination by the Company without "cause" pursuant to Section 7(b), neither the Company nor any of its subsidiaries or other affiliates, including Pacer, shall be obligated to pay the Employee any Performance Bonus with respect to the calendar year of the Company in which such termination occurred or thereafter. If the Employee's employment with the Company is terminated by the Company without "cause" pursuant to
Section 7(b), the Employee shall be entitled to receive that portion of the Performance Bonus, if any, payable for the calendar year of the Company during which such termination occurs, pro rated through the date of such termination based on the number of days elapsed through the termination date over 365 days, payable in accordance with the first sentence of this Section 4(b).

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          (c)  All references herein to compensation to be paid to the Employee are to the gross amounts thereof that may be due hereunder. The Company (or any of its subsidiaries or other affiliates, including Pacer, if applicable) shall have the right to deduct therefrom all sums that may be required to be deducted or withheld under any provision of law (including, without limitation, social security payments, income tax withholding, and any other deduction required by law) as in effect at all relevant times during the term of this Agreement.

     Section 5.     Reimbursement of Expenses.  During the Employment Period,
                    -------------------------
the Company (or any of its subsidiaries or other affiliates, including Pacer, if applicable) shall reimburse the Employee in accordance with the Company's policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in connection with the performance of the Employee's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

     Section 6.     Disability or Death.  If, during the Employment Period, the
                    -------------------
Employee is incapacitated or disabled by accident, sickness or otherwise (a "Disability") so as to render the Employee mentally or physically incapable of
 ----------
performing the services required to be performed by the Employee under this Agreement for any period of ninety (90) consecutive days or for an aggregate of one hundred and eighty (180) days in any period of three hundred and sixty (360) consecutive days, the Company may, at any time thereafter, at its option, terminate the Employee's employment under this Agreement immediately upon giving the Employee not less than five (5) day's prior written notice to that effect. In the event of the Employee's death, the Employee's employment will be deemed terminated as of the date of death.

     Section 7.     Termination.
                    -----------

          (a) The Company may terminate the Employee's employment hereunder at any time for "cause" by giving the Employee written notice of such termination, containing reasonable specificity of the grounds therefor. For purposes of this Agreement, "cause" shall mean (i) the Employee's willful misconduct with respect to the business and affairs of the Company or any of its subsidiaries or other affiliates, (ii) the Employee's willful neglect of the Employee's duties or the Employee's failure to follow the lawful directions of the Board, the Chairman of the Board or the Company's President, including, without limitation, the willful violation of any material policy of the Company or any of its subsidiaries or other affiliates that is applicable to the Employee, (iii) the Employee's material breach of any of the provisions of this Agreement or any other written agreement between the Employee and the Company or any of its subsidiaries or other affiliates and, if such breach is capable of being cured, the Employee's failure to cure such breach within thirty (30) days of receipt of written notice thereof from the Company or any of its subsidiaries or other affiliates, (iv) the Employee's commission of a felony, (v) the Employee's commission of an act of fraud or financial dishonesty with respect to the Company or any of its subsidiaries or other affiliates, or (vi) the Employee's conviction for a crime involving moral turpitude or fraud. A termination pursuant to this Section 7(a) shall take effect immediately upon the giving of the notice contemplated hereby, or, in the case of clause (iii) of this Section 7(a), immediately following the expiration of the thirty (30) day notice and cure period provided for therein if the Employee fails to cure.

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          (b)  The Company may terminate the Employee's employment hereunder at any time without "cause" by giving the Employee written notice of such termination, which termination shall be effective as of the later of the date set forth in such notice and the date such notice is deemed received by the Employee. In addition to a termination without "cause" as contemplated by the first sentence of this Section 7(b), for purposes of this Agreement the Employee also shall be deemed to be terminated without "cause" if the Employee voluntarily resigns within fifteen (15) days after (i) he is demoted from his position as Chief Operating Officer and Vice President, except as provided in
Section 1, or (ii) his principal office is relocated to any location that is more than fifty (50) miles from the New York metropolitan area, in either case in clause (i) or clause (ii) without the Employee's consent, which consent shall not be unreasonably withheld.

     Section 8.     Effect of Termination.
                    ---------------------

          (a) Upon the effective date of termination of the Employee's employment under this Agreement for any reason other than a termination by the Company without "cause" pursuant to Section 7(b), neither the Employee nor the Employee's beneficiaries or estate shall have any claims against the Company or any of its subsidiaries or other affiliates arising out of this Agreement (except the right to claim that the Company or Pacer has breached a provision of this Agreement) or any further rights under this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination (or such earlier period as may be required by applicable law):

               (i)   the unpaid portion of the Base Salary provided for in
     Section 4(a), computed on a per diem basis to the effective date of such
                                 --- ----
     termination;

               (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in Section 5; and

               (iii) the unpaid portion of any amounts earned by the Employee prior to the effective date of such termination pursuant to any benefit program in which the Employee participated during the Employment Period; provided, however, that the Employee shall not be entitled to receive any
     --------  -------
     benefits under any benefit program that have accrued during any period if the terms of such program require that the beneficiary be employed by the Company as of the end of such period.

          (b) Upon the effective date of termination of the Employee's employment under this Agreement by the Company without "cause" pursuant to
Section 7(b), neither the Employee nor the Employee's beneficiaries or estate shall have any claims against the Company or any of its subsidiaries or other affiliates arising out of this Agreement (except the right to claim that the Company or Pacer has breached a provision of this Agreement) or any further rights under this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clauses
(ii) and (iii) below in the case of amounts due thereunder (or in each case such earlier period as may be required by applicable law):

               (i)   the payments, if any, referred to in Section 8(a);

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               (ii)  the right to continue to receive the Base Salary for the period commencing on the effective date of such termination and ending on the Scheduled Expiration Date, and, if the Company exercises its option pursuant to Section 9(d), the right to continue to receive fifty percent (50%) of the Base Salary for the period commencing on the next day after the Scheduled Expiration Date and ending on the last day of the Extended Non-competition Period (as defined in Section 9(d)), in each case payable during such period in such manner as the Base Salary is payable pursuant to
     Section 4(a), and in each case reduced by fifty percent (50%) of any amounts in excess of $2,500 per month that the Employee (or the Employee's beneficiaries or estate) receives or is entitled to receive as salary or other cash compensation from subsequent employment or for services rendered (or agreed to be rendered) during or with respect to such period, up to a maximum of all amounts due to the Employee under this Section 8(b)(ii) (and in order to carry out the intent of the foregoing, the Employee agrees, for the Employee and the Employee's beneficiaries or estate, to provide the Company within five (5) days following the Company's request therefor with such information as the Company may reasonably request regarding the receipt of, or right to receive, such salary and other cash compensation from subsequent employment or for services rendered (or agreed to be rendered) during or with respect to such period); and

               (iii) the right to receive any Performance Bonus (or portion thereof), if any, payable in accordance with Section 4(b) with respect to the calendar year during which such termination occurs.

     Section 9.     Disclosure of Information; Noncompetition.
                    -----------------------------------------

          (a) From and after the date hereof, the Employee shall not at any time use or disclose, divulge, furnish, or make accessible to any person or entity (other than any officer, director, employee, affiliate or representative of the Company), except as required in connection with the performance of the Employee's duties under and in compliance with this Agreement and as required by law and judicial process (after giving the Company reasonably timely notice of the receipt of any such legal or judicial requirement), any Confidential Information (as defined in Section 9(b)) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall the Employee make use of any of the Confidential Information for the Employee's own purposes or for the benefit of any person or entity except the Company or any of its subsidiaries or other affiliates.

          (b)  For purposes of this Agreement, "Confidential Information" means
                                                ------------------------
(i) the Intellectual Property Rights (as defined in Section 9(c)) of the Company and its subsidiaries and other affiliates, and (ii) all other information of a proprietary or confidential nature relating to the Company or any of its subsidiaries or other affiliates, or the business or assets of the Company or any of its subsidiaries or other affiliates, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than (i) information that is generally available to the public on the date hereof, or that becomes generally available to the public after the date hereof without action by the Employee, or (ii) information that the Employee receives from a third party who does not have any independent obligation to the Company to keep such information confidential.

          (c)  For purposes of this Agreement, the term "Intellectual Property
                                                         ---------------------
Rights" means all industrial and intellectual property rights, including,
------
without limitation, patents, patent applications, letters patent, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, discoveries, improvements, ideas, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs, and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

          (d) The Employee shall not during the Employment Period and the Non-competition Period (as hereinafter defined) (i) in any geographic area where the Company or any of its subsidiaries or other affiliates conducts business during the Non-competition Period, engage in or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity, including, without limitation, by the rendering of services or advice to any person), or lend his name (or any part or variant thereof) to, any Competing Business (as defined in Section 9(e)); (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company or any of its subsidiaries or other affiliates during the Non-competition Period; (iii) solicit or employ any officer, director or agent of the Company or any of its subsidiaries or other affiliates to become an officer, director, or agent of the Employee, the Employee's affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any of its subsidiaries or other affiliates or any trade name used by any of them. The Employee's ownership for investment purposes only of less than two percent (2%) of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market, shall not constitute a breach of the foregoing covenant. The Employee is entering into the foregoing covenant to induce the Company to extend this Agreement to, and to enter into this Agreement with, the Employee and to assure Pacer of the transfer of the goodwill of the Company in connection with the Acquisition and to induce Pacer to consummate the Acquisition. For purposes of this Agreement, "Non-
                                                                       ---
competition Period" means the period commencing on the effective date of the
------------------
termination of the Employee's employment with the Company and its subsidiaries and other affiliates for any reason and ending on either (i) the second anniversary of the effective date of such termination of employment if such termination of employment occurs for any reason other than a termination by the Company without "cause" pursuant to Section 7(b), or (ii) the Scheduled Expiration Date if such termination of employment occurs as a result of a termination by the Company without "cause" pursuant to Section 7(b), as applicable; provided, however, that if clause (ii) is applicable, the Company,
            --------  -------
at its option exercisable in its sole and absolute discretion, may extend the expiration of the Non-competition Period to a date not later than the second anniversary of the Scheduled Expiration Date (such extended period being called the "Extended Non-competition Period") by specifying such date in a written
     -------------------------------
notice provided to the Employee. In the event the Company elects to extend the expiration of the Non-competition Period pursuant to the preceding sentence, the

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Employee shall have the right to continue to receive fifty percent (50%) of the
Base Salary for the Extended Non-competition Period, as provided in Section 8(b)(ii).

          (e)  For purposes of this Agreement, the term "Competing Business"
                                                         ------------------
means any transportation or other business that the Company or any of its subsidiaries or other affiliates has engaged in at any time during the Employment Period in any city or county in any state of the United States, or in any similar political division of any state, province, canton or other similar governmental entity in Canada, Mexico, China, Japan or any country or other sovereign entity in Europe, including, without limitation, any business engaged in (i) intermodal marketing, (ii) flatbed specialized hauling services, (iii) less-than-truckload common carrier services, (iv) drayage, consolidation, deconsolidation or distribution services, (v) contract warehousing, freight handling or logistic services, (vi) comprehensive transportation management programs or services to third party customers, (vii) freight consolidation and deconsolidation, (viii) traffic management, (ix) railroad signal project management, (x) freight forwarding and related services (including freight brokerage and handling), (xi) customs brokerage, (xii) transportation brokerage, and (xiii) freight transportation (including FCL and LCL transportation services).

     Section 10.    Inventions Assignment.  During the Employment Period, the
                    ---------------------
Employee shall promptly disclose, grant and assign to the Company for its and its subsidiaries' and other affiliates' sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Company and its subsidiaries and other affiliates (collectively, the "Inventions") that the Employee may develop or
                               ----------
acquire during the Employment Period (whether or not during usual working hours), together with all Intellectual Property Rights associated with or related to the Inventions. In connection with the previous sentence, (a) the Employee, at the expense of the Company (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii), or if the Employee has not received any severance payment with respect to such time period), shall execute and deliver promptly such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any Intellectual Property Rights associated with or related to the Inventions in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (b) the Employee shall render to the Company, at its expense (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii), or if the Employee has not received any severance payment with respect to such time period), reasonable assistance as it may require in the prosecution of applications for such Intellectual Property Rights, in the prosecution or defense of interferences or infringements that may be declared involving any Intellectual Property Rights, and in any litigation in which the Company or any of its subsidiaries or other affiliates may be involved relating to the Inventions or any such Intellectual Property Rights. If such a request for assistance occurs after the expiration of the Employment Period, then the Employee shall be required to render assistance to the Company only to the extent that the Employee can do so without materially affecting the Employee's other business obligations to his employer and other third parties.

     Section 11.    Assistance in Litigation.  At the request and expense of the
                    ------------------------
Company (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii), or if the Employee has not received any severance payment with respect to such time period), and upon reasonable notice, the Employee, at all times during and after the Employment Period, shall furnish such information and assistance to the Company and its subsidiaries and other affiliates as they may reasonably require in connection with any issue, claim or litigation in which the Company or any such subsidiary or other affiliate may be involved. If such a request for assistance occurs after the expiration of the Employment Period, then the Employee shall be required to render assistance to the Company only to the extent that the Employee can do so without materially affecting the Employee's other business obligations to his employer and other third parties.

     Section 12.    Entire Agreement; Amendment and Waiver.  This Agreement
                    --------------------------------------
contains the entire agreement between the Employee and the Company with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements and understandings between the Employee and the Company or any predecessor of the Company or any of their respective subsidiaries or other affiliates regarding the subject matter hereof. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the Employee and the Company. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     Section 13.    Notices.
                    -------

          (a) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  if to the Company, to it at:

                    1340 Treat Boulevard, Suite 200
                    Walnut Creek, California 94596
                    Attention:  Chairman of the Board
                    Telecopier: (925) 979-4215
                    Telephone:  (925) 979-4480

               (ii) if to Pacer, to it at:

                    1340 Treat Boulevard, Suite 200
                    Walnut Creek, California 94596
                    Attention:  Chairman of the Board
                    Telecopier: (925) 979-4215
                    Telephone:  (925) 979-4480

               (iii) if to the Employee, to him at his last known address contained in the records of the Company.

          (b) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day, and if not sent on a business day, then on the next business day after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the next business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

     Section 14.    Headings.  The section headings in this Agreement are for
                    --------
convenience only and shall not control or affect the meaning of any provision of this Agreement.

     Section 15.    Severability.  It is the desire and intent of the parties
                    ------------
that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 16.    Remedies.  The Employee acknowledges and understands that
                    --------
the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. The Employee further acknowledges that in the event of a breach or any of the covenants contained in Section 9, 10 or 11, the Company shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim.
All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and, to the extent permitted by law, may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

     Section 17.    Representation.  The Employee hereby represents and warrants
                    --------------
to the Company that (a) the execution, delivery and performance of this Agreement by the Employee does not breach, violate or cause a default under any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject, and (b) the Employee is not a party to or bound by any employment agreement, consulting agreement, noncompete agreement, confidentiality agreement or similar agreement with any other person or entity.

     Section 18.    Benefits of Agreement; Assignment.  The terms and provisions
                    ---------------------------------
of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estates, as applicable. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except that the Company may assign this Agreement or its rights hereunder to Pacer, a direct or indirect wholly-owned subsidiary of Pacer or the Company, or to any person or entity succeeding to all or any substantial portion of their respective businesses.

     Section 19.    Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 20.    Mutual Waiver of Jury Trial.  THE PARTIES WISH THAT
                    ---------------------------
APPLICABLE LAWS APPLY TO THE RESOLUTION OF ANY DISPUTES ARISING UNDER THIS AGREEMENT AND THE SUBJECT MATTER HEREOF, AND THAT THEIR DISPUTES BE RESOLVED BY AN EXPERIENCED PERSON APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND APPLICABLE LAWS, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

     Section 21.    Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                               *  *  *  *  *  *

          IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement effective as of the date first written above.

                                   THE COMPANY:
                                   -----------

                                   RFI GROUP, INC.


                                   By:/s/ Alan E. Baer
                                      ____________________________
                                   Name: Alan E. Baer
                                        __________________________
                                   Title: Chief Operating Officer
                                          ________________________


                                   THE EMPLOYEE:
                                   ------------

                                   /s/ Alan E. Baer
                                   ____________________________
                                   Alan E. Baer


                                   PACER:
                                   -----

                                   PACER INTERNATIONAL, INC.


                                   By:/s/ LC Yarberry
                                      ____________________________
                                   Name: LC Yarberry
                                         _________________________
                                   Title: Executive Vice President
                                          ________________________